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                                                                       Exhibit 5

                   [Letterhead of Winthrop & Weinstine, P.A.]

                               ____________, 2004

Navarre Corporation
7400 49th Avenue North
New Hope, Minnesota  55428

Ladies and Gentlemen:

      We have acted as securities counsel for Navarre Corporation, a Minnesota corporation (the "Company"), in connection with its filing on the date hereof with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended, with respect to the offering and issuance from time to time by the Company of up to $110,000,000 aggregate initial offering price of (1) one or more series of the Company's debt securities, which may be senior or subordinated (the "Debt Securities"), (2) shares of the Company's preferred stock, no par value (the "Preferred Stock"), (3) shares of the Company's common stock, no par value (the "Common Stock"), (4) warrants to purchase Debt Securities, Preferred Stock or Common Stock (the "Warrants"), (5) depositary shares of the Company representing a fractional interest in a share of Preferred Stock ("Depositary Shares"), or (6) stock purchase contracts ("Stock Purchase Contracts") and stock purchase units ("Stock Purchase Units") of the Company. The Debt Securities, Preferred Stock, Common Stock, Warrants, Depositary Shares, Stock Purchase Contracts and Stock Purchase Units are collectively referred to herein as the "Securities". The terms used herein, unless otherwise defined, have the meanings assigned to them in the Registration Statement.

      We have examined originals, photocopies or conformed copies of all such records of the Company and its subsidiaries, all such agreements and certificates of public officials, and such other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed, including without limitation:

      (1) the Company's bylaws and articles of incorporation, each as amended to the date hereof (the "Charter Documents");

      (2) the indenture for senior debt securities to be entered into between the Company and the trustee, in the form included as an exhibit to the Registration Statement (the "Senior Indenture"); and

      (3) the indenture for subordinated debt securities to be entered into between the Company and the trustee, in the form included as an exhibit to the Registration Statement (the "Subordinated Indenture").

As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

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      In rendering the opinions set forth below, we have assumed that (i) all signatures on all documents examined by us are genuine; (ii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iii) each natural person signing any document reviewed by us had the legal capacity to do so; (iv) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity; (v) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (vi) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (vii) the Senior Indenture and the Subordinated Indenture, together with any supplemental indenture relating to a series of Debt Securities to be issued under either of such indentures, will each be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us;
(viii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ix) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (x) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company's Charter Documents and not otherwise reserved for issuance.

Based upon and subject to the foregoing, we are of the opinion that:

1. With respect to Debt Securities, when (i) the Senior Indenture or the Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Company's Board of Directors (the "Board") has taken all necessary corporate action to approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters; (iii) the terms of the Debt Securities and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture or the Subordinated Indenture, as the case may be, and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. With respect to shares of Common Stock, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters; and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, or (b) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the

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Security providing for the conversion, exchange or exercise as approved by the
Board, for the consideration approved by the Board, the shares of Common Stock will be legally issued, fully paid and non-assessable.

3. With respect to shares of any series of Preferred Stock, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations, and relative rights thereof and the filing of a statement with respect to the series with the Secretary of State of the State of Minnesota as required by the Minnesota Business Corporation Act (the "Certificate of Designation"); and (ii) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value, if any, of the Preferred Stock) provided for therein, or (b) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value, if any, of the Preferred Stock), the shares of the series of Preferred Stock will be legally issued, fully paid and non-assessable.

4. With respect to Depositary Shares, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to the Preferred Stock underlying the Depositary Shares and the filing of the Certificate of Designation with the Secretary of State of the State of Minnesota; (ii) the depositary agreement or agreements relating to the Depositary Shares (the "Depositary Agreements") and the related depositary receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company; (iii) the shares of Preferred Stock underlying the Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the depositary set forth in the Registration Statement) under the applicable Depositary Agreements; and (iv) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate Depositary Agreement approved by the Board upon payment of the consideration therefore provided for therein, the Depositary Shares will be legally issued and the Depositary Agreements will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. With respect to the Warrants, when (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters; (ii) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company; and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered, and authenticated by the warrant agent, in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration provided for therein, the Warrants will be legally issued and

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constitute valid and binding obligations of the Company, enforceable against the
Company in accordance with their terms.

6. With respect to Stock Purchase Contracts, when (i) the purchase agreement for the Stock Purchase Contracts has been duly authorized and validly executed by the parties thereto; (ii) the Board has taken all necessary corporate action to approve and establish the terms of the Stock Purchase Contracts and to authorize and approve the issuance thereof, the terms of the offering and related matters; and (iii) the Stock Purchase Contracts have been duly executed and delivered in accordance with the purchase agreement and the applicable definitive purchase, underwriting or similar agreement approved by or on behalf of the Board upon payment of the consideration therefore provided for therein, the Stock Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. With respect to Stock Purchase Units, when (i) the purchase agreement for the Stock Purchase Units has been duly authorized and validly executed by the parties thereto, (ii) the Board has taken all necessary corporate action to approve and establish the terms of the Stock Purchase Units and to authorize and approve the issuance thereof, the terms of the offering and related matters; and
(iii) the Stock Purchase Units have been duly executed and delivered in accordance with the purchase agreement and the applicable definitive purchase, underwriting or similar agreement approved by or on behalf of the Board upon payment of the consideration therefore provided for therein, the Stock Purchase Units will be legally issued.

      The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Security may be limited by or subject to (i) bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, and general equitable or public policy principles, and (ii) with respect to any Debt Securities denominated in a currency other than United States dollars, the requirement that a claim (or a foreign currency judgment in respect of such a claim) with respect to such Securities be converted to United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority.

      We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Senior Indenture or the Subordinated Indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements made with respect to us under the caption "Legal Matters" in the prospectus included as part of the Registration Statement.

      In rendering the foregoing opinion, we do not express an opinion concerning any laws other than the laws of the State of Minnesota and the federal laws of the United States of America.

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                                        Sincerely,

                                        WINTHROP & WEINSTINE, P.A.

                                        By: /s/ Philip T. Colton
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                                             Philip T. Colton, a Shareholder